Exhibit 3(ii)
AMENDED AND RESTATED BY-LAWS
of
DOVER CORPORATION
(Effective as of February 11, 2016)
ARTICLE I

Offices

The corporation may have offices at such places in or outside the State of Delaware as the Board of Directors may from time to time determine or as the business of the corporation may require.
ARTICLE II

Stockholders’ Meetings

1.Place of all meetings. All meetings of stockholders shall be held at such place or places in or outside the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of Delaware.

2.Annual meeting of stockholders. The annual meeting of stockholders shall be held each year during normal business hours on such business day within six months following the close of the fiscal year as the Board of Directors shall determine. In the event that such annual meeting is not held as herein provided for, the annual meeting may be held as soon thereafter as may be convenient. Such subsequent meeting shall be called in the same manner as hereinafter provided for special meetings of stockholders. Written notice of the time and place of the annual meeting shall be given by mail or by electronic transmission, if allowed under the laws of Delaware, to each stockholder entitled to vote at least ten days prior to the date thereof, unless waived as provided by Article IX of these By-laws.

3.	Special meetings of stockholders.

(a)Special meetings of stockholders may be called at any time but only by the Board of Directors or the Executive Committee (if one shall have been appointed) or, in accordance with section 3(b), by the Secretary. Unless otherwise provided by law, notice of all special meetings of the stockholders, stating the time, date, place, and the purposes thereof shall be given by mail to each stockholder entitled to vote thereat at his or her last known address, by electronic transmission in a form consented to by the stockholder to whom the notice is given in accordance with applicable law, or by delivering the same personally, not more than sixty days or less than ten days before the date of the meeting.

(b)A special meeting of stockholders shall be called by the Secretary upon written request (a “Special Meeting Request”) of one or more record holders of shares of stock of the corporation representing not less than 25% of the voting power of all outstanding shares of stock of the corporation (the “Requisite Percentage”) who have complied in full with the requirements set forth in these By-laws. For purposes of this section 3(b) and for determining the Requisite Percentage, a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of stock of the corporation that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that such beneficial owner would be deemed to own pursuant to Rule 200(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting or as to which such stockholder or beneficial owner, as the case may be, has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

(i)A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”) collectively representing the Requisite Percentage, and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) as to any director nominations proposed to be presented at the special meeting and any matter (other than a director nomination) proposed to be conducted at the special meeting and as to each Requesting Stockholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to section 5(a) of this Article II (including any nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a completed and signed representation and agreement as required by section 9(d) of this Article II) and/or a stockholder’s notice of business proposed to be brought before a meeting pursuant to section 4(a) of this Article II, as applicable; (C) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; (D) an agreement by the Requesting Stockholders to notify the corporation promptly in the event of any disposition prior to the record date for the special meeting of shares of the corporation owned beneficially or of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (E) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days following the later of the record date for the meeting or the date notice of the record date is first publicly disclosed and (y) promptly provide any other information reasonably requested by the corporation.

(ii)A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this section 3(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than 120 days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the corporation of a Special Meeting Request; or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(iii)Special meetings of stockholders called pursuant to this section 3(b) shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 120 days after receipt by the corporation of a valid Special Meeting Request.

(iv)The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the corporation at any time prior to the special meeting. If, at any point after 60 days following the earliest dated Special Meeting Request, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of section 3(b)(i)), represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(v)In determining whether a special meeting of stockholders has been requested by the Requesting Stockholders representing in the aggregate at the least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Stockholder Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the Secretary of the corporation within 60 days of the earliest dated Special Meeting Request.

(vi)If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

(vii)Business transacted at any special meeting called pursuant to this section 3(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders and (B) any additional matters that the Board of Directors determines to include in the corporation’s notice of the special meeting.

4.	Nature of Business at Meetings of Stockholders.

(a)     Annual meetings of stockholders.

(i)     The proposal of business to be considered by the stockholders (other than nominations for election to the Board of Directors, which must comply with provisions of section 5 or section 6 of this Article II, as applicable) may be made at an annual meeting of stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (C) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this section 4(a) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with all of the procedures set forth in this section 4(a).

(ii)    In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of section 4(a)(i), the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, such stockholder’s notice must be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the open of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is not within 25 days before or after such anniversary date, such stockholder’s notice must be so received not later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is first mailed or otherwise distributed to stockholders or public announcement of the date of such annual meeting is first made by the corporation, whichever occurs first. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii)    To be in proper written form, such stockholder’s notice shall set forth or be accompanied by: (A) as to each matter that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in (or anticipated benefit from) such business of such stockholder, all beneficial owners, if any, on whose behalf the proposal is made, and their respective affiliates and associates; and (B) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the proposal is made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of any such beneficial owners, (2)(a) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder, any such beneficial owners or any of their respective affiliates or associates and (b) the name of each nominee holder of shares of all capital stock of the corporation owned beneficially but not of record by such stockholder, any such beneficial owners or any of their respective affiliates or associates, and the number of such shares of capital stock of the corporation held by each such nominee holder, (3) a description of any agreement, arrangement or understanding (whether written or oral) between or among such stockholder, any such beneficial owners or any of their respective affiliates or associates and any other person or persons (including their names) in connection with or relating to the corporation or the proposal, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, forward contracts, swaps, contract of sales, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, any such beneficial owners or any of their respective affiliates or associates, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, any such beneficial owners or any of their respective affiliates or associates, with respect to shares of stock of the corporation, (5) a representation (a) that the stockholder giving the notice is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (b) as to whether such stockholder (and any beneficial owners on whose behalf the proposal is made) intends to continue to hold the shares through the date of the meeting, (6) a representation as to whether the stockholder giving the notice or any beneficial owners on whose behalf the proposal is made intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock which, together with the holdings of such stockholder and all such beneficial owners, is sufficient to approve or adopt the proposal, and/or (b) otherwise to solicit proxies from stockholders in support of such proposal, and (7) any other information relating to such stockholder and any such beneficial owners that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies by such person with respect to the proposed business pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any person providing any information to the corporation pursuant to this section 4(a) shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed.

(b)     Special meetings of stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.
(c)     General.

(i)    Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section 4; provided, however, that once business has been properly brought before a meeting in accordance with such procedures, nothing in this section 4 shall be deemed to preclude discussion by any stockholder of any such business. Except as otherwise provided by law or these By-laws, the chairman of the meeting shall have the power and duty (A) to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this section 4 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such proposal in compliance with such stockholder’s representation as required by clause (B)(6)) of section 4(a)(iii)), and (B) if any business was not proposed in compliance with this section 4, to declare that such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this section 4, unless otherwise required by law or expressly waived in writing by the corporation, if the stockholder providing notice of business proposed to be brought before a meeting of stockholders (or a qualified representative of the stockholder) does not appear at the meeting to present such proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this section 4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)    For purposes of this section 4, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)    Notwithstanding the foregoing provisions of this section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this section 4; provided, however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals of business to be considered pursuant to this section 4 (including clause (C) of section 4(a)(i)).

(iv)    Nothing in this section 4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

5.	Nomination of Directors.

(a)     Annual meetings of stockholders.

(i)    Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or any committee thereof, (B) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this section 5(a) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with all of the procedures set forth in this section 5(a) or (C) by any stockholder (or group of stockholders) who meets the requirements of and complies with all of the procedures set forth in section 6 of this Article II.

(ii)    In addition to any other applicable requirements, for a nomination to be made at an annual meeting by a stockholder pursuant to clause (B) of section 5(a)(i), the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, such stockholder’s notice must be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the open of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is not within 25 days before or after such anniversary date, such stockholder’s notice must be so received not later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is first mailed or otherwise distributed to stockholders or public announcement of the date of such annual meeting is first made by the corporation, whichever occurs first. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii)    To be in proper written form, such stockholder’s notice must set forth or be accompanied by: (A) as to each person whom the stockholder proposes to nominate for election as a director (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3)(a) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such person and any affiliates or associates of such person, and (b) the name of each nominee holder of shares of all capital stock of the corporation owned beneficially but not of record by such person, or any affiliates or associates of such person, and the number of such shares of capital stock of the corporation held by each such nominee holder, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, forward contracts, swaps, contract of sales, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such person, or any affiliates or associates of such person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person, or any affiliates or associates of such person, with respect to shares of stock of the corporation, (5) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (6) a completed and signed representation and agreement as required by section 9(d) of this Article II and (7) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (B) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination is made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of any such beneficial owners, (2)(a) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder, any such beneficial owners or any of their respective affiliates or associates and (b) the name of each nominee holder of shares of all capital stock of the corporation owned beneficially but not of record by such stockholder, any such beneficial owners or any of their respective affiliates or associates, and the number of such shares of capital stock of the corporation held by each such nominee holder, (3) a description of (a) any agreement, arrangement or understanding (whether written or oral) between or among such stockholder, any such beneficial owners or any of their respective affiliates or associates and any proposed nominee, or any affiliates or associates of such proposed nominee, (b) any agreement, arrangement or understanding (whether written or oral) between or among such stockholder, any such beneficial owners or any of their respective affiliates or associates and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such stockholder, or otherwise relating to the corporation or their ownership of capital stock of the corporation and (c) any material interest of such stockholder, any such beneficial owners or any of their respective affiliates or associates, in such nomination (including any anticipated benefit therefrom), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, forward contracts, swaps, contract of sales, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, any such beneficial owners or any of their respective affiliates or associates, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, any such beneficial owners or any of their respective affiliates or associates, with respect to shares of stock of the corporation, (5) a representation (a) that the stockholder giving the notice is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (b) as to whether such stockholder (and any beneficial owners on whose behalf the proposal is made) intends to continue to hold the shares through the date of the meeting, (6) a representation as to whether the stockholder giving the notice or any beneficial owners on whose behalf the nomination is made intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock which, together with the holdings of such stockholder and all such beneficial owners, is sufficient to elect the nominee(s), and/or (b) otherwise to solicit proxies from stockholders in support of such nominee(s), and (7) any other information relating to such stockholder and any such beneficial owners that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition to the information required pursuant to this section 5(a)(iii) or any other provision of these By-laws, the corporation may require any proposed nominee to furnish any other information (A) that may reasonably be requested by the corporation to determine whether the nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the capital stock of the corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (C) that may reasonably be requested by the corporation to determine the eligibility of such nominee to serve as a director of the corporation. Any person providing any information to the corporation pursuant to this section 5(a) shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed.

(b)    Special meetings of stockholders.

(i)    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (A) by or at the direction of the Board of Directors or any committee thereof, or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this section 5(b) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with all of the procedures set forth in this section 5(b). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder who meets the requirements of the foregoing clause (B) may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting.

(ii)    In addition to any other applicable requirements, for a nomination to be made at a special meeting by a stockholder pursuant to clause (ii) of section 5(a), the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, such stockholder’s notice must be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which notice of the date of such special meeting is first mailed or otherwise distributed to stockholders or public announcement of the date of such special meeting is first made by the corporation, whichever occurs first. In no event shall the adjournment or postponement of a special meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii)    To be in proper written form, such stockholder’s notice must set forth or be accompanied by the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to section 5(a) of this Article II (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a completed and signed representation and agreement as required by section 9(d) of this Article II). In addition to the information required pursuant to this section 5(b) or any other provision of these By-laws, the corporation may require any proposed nominee to furnish any other information (A) that may reasonably be requested by the corporation to determine whether the nominee would be independent under the Independence Standards, (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (C) that may reasonably be requested by the corporation to determine the eligibility of such nominee to serve as a director of the corporation. Any person providing any information to the corporation pursuant to this section 5(b) shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the special meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed.

(c)     General.

(i)    Only such persons who are nominated in accordance with the procedures set forth in this section 5 or in section 6 of this Article II shall be eligible to be elected to serve as directors. Except as otherwise provided by law or these By-laws (including section 6 of this Article II), the chairman of the meeting shall have the power and duty (A) to determine whether a nomination was made in accordance with the procedures set forth in this section 5 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (B)(6) of section 5(a)(iii)), and (B) if any proposed nomination was not made in compliance with this section 5, to declare that such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this section 5, unless otherwise required by law or expressly waived in writing by the corporation, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination made pursuant to this section 5, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this section 5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)    For purposes of this section 5, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)    Notwithstanding the foregoing provisions of this section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this section 5; provided, however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this section 5 (including clause (B) of section 5(a)(i) and clause (B) of Section 5(b)(i)).

(iv)    Nothing in this section 5 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

6.	Proxy Access for Director Nominations.

(a)    Information to be Included in the Corporation’s Proxy Materials. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2016 annual meeting of stockholders), subject to the provisions of this section 6, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors pursuant to this section 6 (a “Stockholder Nominee”) by an Eligible Stockholder (as defined in section 6(d)) who expressly elects at the time of providing the notice required by this section 6 to have such nominee included in the corporation’s proxy materials pursuant to this section 6. For purposes of this section 6, the “Required Information” that the corporation will include in its proxy statement is (i) the information provided to the Secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in section 6(h)). For the avoidance of doubt, nothing in this section 6 shall limit the corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the corporation pursuant to this section 6. Subject to the provisions of this section 6, the name of any Stockholder Nominee included in the corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting.

(b)    Notice Period. In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this section 6, the Eligible Stockholder must have given timely notice thereof (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the corporation. To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 120th day, nor earlier than the open of business on the 150th day, prior to the anniversary of the date that the corporation first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this section 6.

(c)Permitted Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this section 6 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, as it may be adjusted pursuant to this section 6(c)), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such stockholder or group of stockholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the corporation’s proxy materials as Stockholder Nominees for any of the two preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this section 6 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this section 6 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this section 6 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this section 6 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this section 6 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of stock of the corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this section 6 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this section 6 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this section 6, the corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this section 6 for or any meeting of stockholders for which the Secretary of the corporation receives notice that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in section 5 of this Article II.

(d)Eligible Stockholder. An “Eligible Stockholder” is a stockholder or group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in section 6(e)) continuously for at least three years (the “Minimum Holding Period”) a number of shares of stock of the corporation that represents at least three percent of the voting power of all outstanding shares of stock of the corporation entitled to vote in the election of directors as of the date the Notice of Proxy Access Nomination is received by the Secretary at the principal executive offices of the corporation in accordance with this section 6 (the “Required Shares”), (ii) continues to own the Required Shares through the date of the annual meeting and (iii) satisfies all other requirements of, and complies with all applicable procedures set forth in, this section 6. A “Qualifying Fund Group” means two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this section 6 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the three percent ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this section 6 by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e)Definition of Ownership. For purposes of this section 6, a stockholder shall be deemed to “own” only those outstanding shares of stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this section 6, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this section 6, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(f)Form of Notice. To be in proper written form, the Notice of Proxy Access Nomination must set forth or be accompanied by the following:

(i)a statement by the Eligible Stockholder setting forth and certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;

(ii)one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the

Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days following the later of the record date for the annual meeting or the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(iii)a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to section 5(a) of this Article II (including the Stockholder Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a completed and signed representation and agreement as required by section 9(d) of this Article II, but not including the representation required by clause (B)(5) of section 5(a)(iii));

(v)a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this section 6, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (G) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)a statement by the Eligible Stockholder indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting;

(vii)an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this section 6 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(viii)in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this section 6 (including withdrawal of the nomination); and

(ix)in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)Additional Required Information. In addition to the information required pursuant to section 6(f) or any other provision of these By-laws, (i) the corporation may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the corporation to determine whether the Stockholder Nominee would be independent under the Independence Standards, (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the corporation to determine the eligibility of such Stockholder Nominee to be included in the corporation’s proxy materials pursuant to this section 6 or to serve as a director of the corporation, and (ii) the corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(h)Supporting Statement. The Eligible Stockholder may, at its option, provide to the Secretary of the corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of its Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this section 6, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(i)Correction of Defects; Updates and Supplements. In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any such defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this section 6). In addition, any person providing any information to the corporation pursuant to this section 6 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed.

(j)Stockholder Nominee Eligibility. Notwithstanding anything to the contrary contained in this section 6, the corporation shall not be required to include in its proxy materials, pursuant to this section 6, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the corporation to be in violation of these By-laws, the certificate of incorporation, the rules and listing standards of the principal United States securities exchanges upon which the stock of the corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k)Invalid Nominations. Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this section 6 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this section 6 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors, any committee thereof or the chairman of the annual meeting, (A) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the Board of Directors or the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation. In addition, if the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this section 6, such nomination shall be declared invalid and disregarded as provided in clause (C) above. For purposes of this section 6, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(l)Restrictions on Re-Nominations. Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this section 6 for the next two annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with section 5 of this Article II.

(m)General.

(i)     For purposes of this section 6, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(ii)    This section 6 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the corporation’s proxy materials.

7.Voting at stockholders’ meetings. At all meetings of the stockholders, each stockholder entitled to vote shall be entitled to one vote for each share of stock standing on record in his or her name, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto.

8.Quorum at stockholders’ meetings. At any stockholders’ meeting, a majority of the stock outstanding and entitled to vote thereat represented in person or by proxy shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority in interest of the stock entitled to vote represented thereat shall decide any question brought before such meeting unless the question is one upon which, by express provision of law or of the Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern.

9.	Election of Directors.

(a)    Majority Voting Standard. Each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the 10th business day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this section, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

(b)    Director Resignation Policy. In order for any incumbent director to become a nominee for further service on the Board of Directors, such person shall submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, a committee designated by the Board of Directors shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and, if necessary, filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant. A director whose resignation is being considered shall not participate in the recommendation of the committee or the decision of the Board of Directors with respect to his or her resignation.

(c)    Post-Election Vacancies. If the Board of Directors accepts a director’s resignation pursuant to section 9(b), or if a nominee for director is not elected in an election which is not a Contested Election and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors pursuant to Article V of these By-laws.

(d)    Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under section 5 or section 6 of this Article II, as applicable) to the Secretary at the principal executive offices of the corporation a written representation and agreement that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in such representation and agreement or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or service or action as a director that has not been disclosed to the corporation in such representation and agreement, (c) will comply with the requirements of section 9(b) of this Article II, (d) would be in compliance, if elected as a director of the corporation, and will comply with the corporation’s code of business conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the corporation applicable to directors and (e) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.

10.List of stockholders to be filed, etc. At least ten days before every election of directors, a complete list of the stockholders entitled to vote at the election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be open, during normal business hours, at the principal place of business of the corporation for ten days, subject to examination by any stockholder for any purpose germane to the meeting. Such list shall be produced and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such a list at any election, they shall be ineligible to any office at such election. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list pursuant to this section or to vote in person or by proxy at such election.
ARTICLE III

Board of Directors

1.Number and qualification. A board of directors shall be elected at each annual meeting of stockholders, or at a special meeting held in lieu thereof as above provided, who shall serve until the election and qualification of their successors or their earlier resignation or removal. The number of directors shall be such as may be determined from time to time by the stockholders or by the Board of Directors, but in no event shall the number be less than three. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article V of these By-laws. Directors need not be stockholders.

2.Powers of directors. The Board of Directors shall have the entire management of the affairs of the corporation and is hereby vested with all the powers possessed by the corporation itself to the extent this delegation of authority is not inconsistent with the laws of the State of Delaware, with the Certificate of Incorporation, or with these By-laws. The Board of Directors shall have authority from time to time to set apart, out of any assets of the corporation otherwise available for dividends, a reserve or reserves as working capital, or for any other proper purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as the Board may deem to be in the interests of the corporation. The Board shall likewise have the power, subject to the provisions of the Certificate of Incorporation, to determine in its discretion what part of the earned surplus and/or net assets of the corporation in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the corporation.

3.Chairman of the Board. The Board of Directors shall have a chairman, who shall be a director. The Chairman of the Board, when present, shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee (if one shall have been appointed). In general, the Chairman of the Board shall exercise the powers and authority and perform all duties commonly incident to the office of Chairman of the Board.

4.Directors’ meetings. Meetings of the Board of Directors may be held either in or outside the State of Delaware. A quorum shall be one-third the number of directors, but not less than three directors.

The Board of Directors elected at any stockholders’ meeting shall at the close of that meeting, without further notice if a quorum of directors be then present, or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. At such meeting they shall elect a Chairman of the Board, who need not be an officer but shall be a member of the Board of Directors, and a president, one or more vice presidents, a secretary, treasurer, one or more assistant secretaries, and such other officers as they may deem proper, none of whom need be a member of the Board of Directors.
The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the President or by the Chairman of the Board (if he or she is an officer of the corporation) and must be called by the President, by the Chairman of the Board (if he or she is an officer of the corporation) or by the Secretary upon the written request of any director.
Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director by mailing the same to each director at his or her residence or business address at least seven days before the meeting, by a form of electronic transmission at least three days before the meeting, or by delivering the same to him or her personally or by telephone at least one day before the meeting unless, in case of exigency, the President, the Chairman of the Board (if he or she is an officer of the corporation) or the Secretary shall prescribe a shorter notice to be given personally, by telephone or by electronic transmission to all or any one or more of the directors at their respective residences, places of business or electronic mail addresses.
Notice of all meetings shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by statute, the Certificate of Incorporation, the By-laws, or the Board of Directors.
5.Committees. The Board of Directors shall have, at all times, the following standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Each of the Committees shall have the powers and perform such duties, not inconsistent with law, as may be set forth in its charter or as may be assigned to it by the Board of Directors. Each of the Audit Committee,

the Compensation Committee and the Governance and Nominating Committee will consist of at least three members. The Board of Directors will appoint committee members of each standing committee and the chair of each such committee upon the recommendation of the Governance and Nominating Committee. The Board of Directors, by resolution, may provide for such other standing or special committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. A majority of the committee members shall constitute the quorum for any committee of the Board to conduct business.

6.Executive Committee. The Board of Directors may provide for an executive committee of two or more directors and shall elect the members thereof to serve during the pleasure of the Board. The Board of Directors may designate one of such members to act as chairman, provided that the Chairman of the Board shall be a member of the Executive Committee and, if present, shall preside at any meeting of the Executive Committee. The Board shall have the power at any time to change the membership of the committee, to fill vacancies in it, or to dissolve it. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation to the extent authorized by resolution adopted by a majority of the entire Board of Directors.

The Executive Committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.
Any reference in these By-laws to the Executive Committee shall apply only if the Board of Directors has provided for an Executive Committee.
7.Compensation of directors. The Board of Directors, upon the recommendation of the Compensation Committee, shall from time to time determine the form and amount of fees or compensation to be paid to the directors for services as such to the corporation, including, but not limited to, fees and expenses for attendance at meetings of the Board or its committees. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

1.Titles and Election. The officers of this corporation may, at the discretion of the Board of Directors, include the Chairman of the Board (who shall be a director), and shall include a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer and one or more assistant secretaries who shall be elected at the meeting of the Board of Directors next following the election of the Board of Directors by the stockholders and who shall hold office until the election and qualification of their successors or until such officer’s earlier resignation or removal. Any person may hold more than one office if the duties thereof can be consistently performed by the same person, and to the extent permitted by law.

The Board of Directors, in its discretion, may at any time elect or appoint one or more vice presidents, a treasurer, assistant secretaries and assistant treasurers and such other officers or agents as it may deem advisable, all of whom shall hold office at the pleasure of the Board and shall have such authority and shall perform such duties as the Board shall prescribe from time to time.

The Board of Directors may require any officer, agent or employee to give bond for the faithful performance of his or her duties in such form and with such sureties as the Board may require.
2.Duties. Subject to such extension, limitations, and other provisions as the Board of Directors or the By-laws may from time to time prescribe, the following officers shall have the following powers and duties:

(a)    Chairman of the Board. The Board of Directors, in its discretion, may designate the Chairman of the Board as an officer of the corporation. If the Chairman of the Board is an officer, the Chairman shall have such other powers and perform such other duties (in addition to being Chairman of the Board) as may be assigned to him or her from time to time by the Board of Directors.

(b)    Chief Executive Officer. The Board of Directors shall designate either the Chairman of the Board (if an officer) or the President as the Chief Executive Officer of the corporation. The Chief Executive Officer shall be in charge of the general management of the corporation, subject to the control of the Board of Directors.

(c)    President. The President may be designated the Chief Executive Officer or the Chief Operating Officer of the corporation. In the absence or inability to act of the Chairman, the President, if present, shall preside at all meetings of the stockholders, and shall have and perform all the powers and duties of the Chairman, subject to the control of the Board of Directors. In general, the President shall exercise the powers and authority and perform all the duties commonly incident to the office of President and shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board.

(d)    Vice President. The Vice President or Vice Presidents shall perform such duties as may be assigned to them by the Board of Directors and, in the absence or disability of the Chief Executive Officer and the President, the Vice Presidents in order of seniority shall exercise all powers and duties pertaining to the office of President.

(e)    Secretary. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors, give and serve all notices, attend to such correspondence as may be assigned to him or her, keep in safe custody the seal of the corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as the Board of Directors shall prescribe from time to time.

(f)    Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the corporation (other than his or her own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office. The Treasurer shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the Board of Directors shall designate. The Treasurer may endorse for deposit or collection all checks, notes, etc. payable to the corporation or to its order. The Treasurer shall keep accurate books of account of the corporation’s transactions, which shall be the property of the corporation, and, together with all its property in his or her possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors, the Chief Executive Officer and/or the President of the corporation, whenever they may require it, an account of all his or her transactions and of the financial condition of the corporation.

3.Delegation of authority. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4.Salaries. The compensation of the officer designated as the Chief Executive Officer shall be determined by the members of the Compensation Committee together with the other directors who qualify as “independent” under the then applicable standards of the New York Stock Exchange. The compensation of all other officers of the corporation who report to the Chief Executive Officer or the President shall be approved by the Compensation Committee, and the Chief Executive Officer shall make non-binding recommendations to the Compensation Committee with respect thereto. The fact that any officer is a director shall not preclude him or her from receiving a salary.

5.Signing of Contracts. The Chairman (if an officer), the Chief Executive Officer, the President or a vice president, unless some other person is authorized by the Board of Directors shall sign all certificates representing shares of stock of the corporation and all bonds, deeds and contracts of the corporation.

ARTICLE V

Resignations, Removals and Vacancies

1.Resignations. Any director, officer, or agent may resign at any time by giving notice in writing or by electronic transmission thereof to the Board of Directors, the Chief Executive Officer, the President, or the Secretary. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

2.Removals. The stockholders at any meeting called for such purposes may, by vote of the majority of the issued and outstanding shares of stock entitled to vote, remove from office, with or without cause, any director and elect a successor. The Board of Directors, by a majority vote of the total number of directors at a meeting called for such purpose, may remove from office any officer of the corporation with or without cause. The Board may delegate the powers and duties for the time being of any officer to any other officer or to any director.

3.Vacancies. When the office of any director or officer becomes vacant, whether by reason of increase in the number of directors or otherwise, the remaining director or directors, although less than a quorum, may elect a successor for such office who shall hold the same for the unexpired term, or the directors may reduce their number by the number of such vacancies in the Board, provided such reduction shall not reduce the Board to less than three.
ARTICLE VI

Capital Stock

1.Certificates of stock. Any or all classes or series of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware from time to time. Certificates, if any, for shares of capital stock of the corporation shall be in such form as may be prescribed by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the Chairman (if an officer), the Chief Executive

Officer, the President or a vice president and by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary. Any of such signatures and the corporate seal affixed to any stock certificate may be in facsimile.
In case any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the corporation, or its transfer agent, as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.
2.Transfer of stock. Shares of the capital stock of the corporation shall be transferable only upon the books of the corporation by the holder in person or by an attorney duly authorized and, if such shares are certificated, upon the surrender of the certificate or certificates properly assigned and endorsed or, if such shares are uncertificated, upon appropriate instructions from the holder thereof or an attorney duly authorized. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar of transfer and may make all such rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of stock. The transfer books shall be closed for such period as the Board shall direct before and on the day of the annual or any special meeting of the stockholders and may also be closed by the Board for such period as may be advisable for dividend purposes, and during such time no stock shall be transferable.
3.Transfer books. The Board of Directors, in lieu of closing the stock transfer books as described above, may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall come into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as described above.

4.Lost certificates. In case of loss or mutilation or destruction of a certificate of stock of the corporation, a duplicate certificate or uncertificated shares may be issued upon such terms as the Board of Directors may determine.
ARTICLE VII

Fiscal Year, Bank Deposits, Checks, etc.

1.Fiscal year. The fiscal year of the corporation will commence on the first day of January of each year or at such other time as the Board of Directors may designate.

2.Bank deposits, checks, etc. The funds of the corporation shall be deposited in the name of the corporation in such banks or trust companies as may from time to time be designated by, or pursuant to authorization from, the Board of Directors.
All checks, drafts, notes or other obligations for the payment of money shall be signed by such persons as the Board of Directors from time to time by resolution may direct or authorize.

ARTICLE VIII

Books and Records

1.Place of keeping books. Unless otherwise expressly required by the laws of Delaware, the books and records of this corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by, or pursuant to authorization from, the Board of Directors.

2.Examination of books. Except as otherwise provided in the Certificate of Incorporation, in these By-laws or by statute, the Board of Directors shall have the power to determine from time to time whether, to what extent, at what times and places, and under what conditions and regulations the accounts, records and books of this corporation, or any of them, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of this corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the Board of Directors.

ARTICLE IX

Notices

1.Requirements of notice. Whenever notice is required to be given by statute or by these By-laws, it shall not mean personal notice unless so specified, but such notice may be given (i) in writing by depositing the same in a post office or letter box, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the corporation, and such notice shall be deemed given at the time when it is so mailed or (ii) by electronic transmission, provided that in the case of notice to a stockholder such stockholder shall have previously consented to such form of notice, and such notice shall be deemed given at the time when the same shall be transmitted.

2.Waivers. Any stockholder, director or officer may, in writing or by electronic transmission, at any time waive any notice or other formality required by statute or by these By-laws. Such waiver of notice, whether given before or after any meeting, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders’ meeting and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by any statute or by these By-laws.

ARTICLE X

Seal

The corporate seal of the corporation shall consist of two concentric circles between which shall be the name of the corporation and in the center of which shall be inscribed “Corporate Seal, Delaware.”

ARTICLE XI

Powers of Attorney

The Board of Directors may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.
ARTICLE XII

Indemnification and Advancement of Expenses

1.Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter by amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in section 2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in the specific case by the Board of Directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise.

2.Right of Claimant to Bring Suit. If a claim under section 1 of this Article XII is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

3.Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

4.Insurance; Other Sources. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, or of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation’s obligation, if any, to indemnify or to advance expenses to any director, officer, employee or agent of the corporation who was or is serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person has collected as indemnification or advancement of the same expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

5.Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection hereunder of a director, officer, employee or agent of the corporation in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XIII

Amendments

These By-laws may be amended or repealed at any meeting of stockholders or at any meeting of the Board of Directors by a majority vote of the directors then in office, provided the notice of such meeting thereof shall contain a statement of the substance of the proposed amendment or repeal.
ARTICLE XIV

Forum for Adjudication of Certain Disputes

Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director, officer, stockholder, employee or agent of the corporation arising out of or relating to any provision of the General Corporation Law of Delaware or the corporation’s Certificate of Incorporation or By-laws or (iv) any action asserting a claim against the corporation or any director, officer, stockholder, employee or agent of the corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article XIV. If any action the subject matter of which is within the scope of this Article XIV is filed in a court other than the Court of Chancery of the State of Delaware (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article XIV and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Article XIV with respect to any current or future actions or claims.
ARTICLE XV

Interpretation and Application

To the fullest extent permitted by law and except as otherwise expressly provided by these By-laws, the Board of Directors (or any other person or body authorized by the Board of Directors) shall have the power and authority to interpret these By-laws and make any and all determinations necessary or appropriate to apply any provision of these By-laws to any persons, facts or circumstances. Any such interpretation or determination made in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding all persons, including the corporation and its shareholders